Exhibit 24.1


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian K. Fields, Linda A. Madrid and Debra A. Volpicelli, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the registration statement on Form S-4, and any and all amendments thereto (including post-effective amendments) to be filed by CarrAmerica Realty Corporation (the "Corporation") and CarrAmerica Realty, L.P. (the "Partnership") pursuant to the Securities Act of 1933, as amended, covering the exchange of the Corporation's newly issued 6.625% Exchange Notes due 2005 and 6.875% Exchange Notes due 2008, both of which will be guaranteed by the Partnership, for the Corporation's previously issued 6.625% Notes due 2005 and 6.875% Notes due 2008, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                                   Date
---------                                                   ----

/s/ Oliver T. Carr, Jr.                                     April 21, 1998
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Oliver T. Carr, Jr.


/s/ Thomas A. Carr                                          April 22, 1998
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Thomas A. Carr



/s/ Brian K. Fields                                         April 22, 1998
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Brian K. Fields



/s/ Andrew F. Brimmer                                       April 21, 1998
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Andrew F. Brimmer



/s/ A. James Clark                                          April 21, 1998
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A. James Clark


/s/ Todd W. Mansfield                                       April 21, 1998
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Todd W. Mansfield


/s/ Caroline S. McBride                                     April 21, 1998
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Caroline S. McBride


/s/ William D. Sanders                                      April 21, 1998
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William D. Sanders


/s/ Wesley S. Williams, Jr.                                 April 21, 1998
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Wesley S. Williams, Jr.


/s/ Philip L. Hawkins                                       April 21, 1998
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Philip L. Hawkins